                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                          ----------------------------


                                   FORM 8-K/A

                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                                  JUNE 27, 2000
                              ---------------------
                                 Date of Report
                        (Date of earliest event reported)


                                IMAGEX.COM, INC.
              ----------------------------------------------------
             (Exact name of registrant as specified in its charter)


          WASHINGTON                    0-26837               91-1727170
 ----------------------------    ---------------------    -------------------
 (State or other jurisdiction    (Commission File No.)      (IRS Employer
      of incorporation)                                   Identification No.)


                         10210 NE POINTS DR., SUITE 200
                           KIRKLAND, WASHINGTON 98033
                -------------------------------------------------
          (Address of principal executive offices, including zip code)


                                 (425) 576-6500
                                 ---------------
              (Registrant's telephone number, including area code)

This Amendment No. 1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on July 12, 2000 of ImageX.com, Inc. ("ImageX") relates to ImageX's acquisition of substantially all of the assets of Howard Press Limited Partnership, a Delaware limited partnership ("Howard Press") in accordance with an Asset Purchase Agreement dated June 15, 2000 between ImageX, Meadowlands Acquisition Corp., a New Jersey corporation and wholly owned subsidiary of ImageX, Howard Press and the partners of Howard Press individually (the "Asset Purchase Agreement"). The purpose of this amendment is to amend Item 7 to provide the financial statements of Howard Press required by Item 7(a) of Form 8-K and the pro forma financial information required by Item 7(b) of Form 8-K, which information was impracticable to provide at the time ImageX filed the Current Report on Form 8-K dated July 12, 2000.


ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(a)  FINANCIAL STATEMENTS

     (1) AUDITED FINANCIAL STATEMENTS OF HOWARD PRESS LIMITED PARTNERSHIP AS OF DECEMBER 31, 1999 AND 1998 AND FOR THE THREE YEARS IN THE PERIOD ENDED DECEMBER 31, 1999.

                        REPORT OF INDEPENDENT ACCOUNTANTS


To the Partners of
Howard Press Limited Partnership:


In our opinion, the accompanying balance sheet and the related statements of operations and partners' deficit and of cash flows present fairly, in all material respects, the financial position of Howard Press Limited Partnership (the "Partnership") at December 31, 1999 and 1998, and the results of its operations and its cash flows for the years ended December 31, 1999 and 1998, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Partnership's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.




/s/ PricewaterhouseCoopers LLP
March 15, 2000

                        REPORT OF INDEPENDENT ACCOUNTANTS


To the Partners of
Howard Press Limited Partnership:


In our opinion, the accompanying balance sheet and the related statements of operations, changes in partners' deficit, and cash flows present fairly, in all material respects, the financial position of Howard Press Limited Partnership (the "Partnership") at December 31, 1998 and 1997, and the results of its operations and its cash flows for the years then ended, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Partnership's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.



/s/ PricewaterhouseCoopers LLP
March 5, 1999

HOWARD PRESS LIMITED PARTNERSHIP

BALANCE SHEET
AS OF DECEMBER 31, 1999 AND 1998
--------------------------------------------------------------------------------


                                                                              1999                  1998
ASSETS
Current assets:
  Cash                                                                    $     27,994          $     17,338
  Accounts receivable, net of allowance of doubtful accounts of
    $240,718 and $304,619 for 1999 and 1998, respectively                    4,332,499             5,178,058
  Inventories, net                                                           5,034,915             3,735,384
  Other current assets                                                          36,457                27,641
                                                                          ------------          ------------
     Total current assets                                                    9,431,865             8,958,421

Property and equipment, net                                                  4,212,283             4,760,279
Intangibles                                                                    486,866               511,838
Other assets                                                                   200,413               200,878
                                                                          ------------          ------------
     Total assets                                                         $ 14,331,427          $ 14,431,416
                                                                          ============          ============

LIABILITIES AND PARTNERS' DEFICIT
Current liabilities:
  Current maturities of long-term debt                                    $    970,320          $    937,722
  Current portion of subordinated debt-related party                                --               250,000
  Accounts payable                                                           1,768,693             1,332,589
  Accrued expenses                                                             833,826             1,094,370
  Accrued interest payable                                                     144,177               119,844
                                                                          ------------          ------------
     Total current liabilities                                               3,717,016             3,734,525

Long-term debt, net of current maturities                                    4,159,756             5,387,153
Subordinated debt - related party                                           10,435,931             9,401,646
                                                                          ------------          ------------
     Total liabilities                                                      18,312,703            18,523,324
                                                                          ------------          ------------
Partners' Deficit
  Partner contribution                                                       3,000,500             3,000,500
  Cumulative Losses                                                         (3,372,704)           (3,483,336)
  Acquisition accounting adjustment                                         (3,609,072)           (3,609,072)
                                                                          ------------          ------------
     Partners' deficit                                                      (3,981,276)           (4,091,908)
                                                                          ------------          ------------
     Total liabilities and partners' deficit                              $ 14,331,427          $ 14,431,416
                                                                          ============          ============

    The accompanying notes are an integral part of the financial statements.

HOWARD PRESS LIMITED PARTNERSHIP

STATEMENT OF OPERATIONS AND PARTNERS' DEFICIT
FOR THE YEARS ENDED DECEMBER 31, 1999, 1998 AND 1997
--------------------------------------------------------------------------------

                                                                  1999             1998              1997

Sales, net                                                    $ 29,121,308      $ 28,770,874     $ 29,764,516

Cost of goods sold                                              23,036,618        23,235,056       22,909,416
                                                             -------------      ------------     ------------
     Gross profit                                                6,084,690         5,535,818        6,855,100

Selling, general and administrative expenses                     4,951,422         5,202,061        5,422,151
                                                             -------------      ------------     ------------
     Income from operations                                      1,133,268           333,757        1,432,949

Interest expense                                                 1,555,972         1,579,062        1,565,121

Other income                                                       533,336           127,144           98,963
                                                             -------------      ------------     ------------
     Net income/(loss)                                             110,632        (1,118,161)         (33,209)

Partners' deficit, beginning of year                            (4,091,908)       (2,973,747)      (2,940,538)
                                                             -------------      ------------     ------------
     Partners' deficit, end of year                          $  (3,981,276)     $ (4,091,908)    $ (2,973,747)
                                                             =============      ============     ============

    The accompanying notes are an integral part of the financial statements.

HOWARD PRESS LIMITED PARTNERSHIP

STATEMENT OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 1999, 1998 AND 1997
--------------------------------------------------------------------------------

                                                                                  1999             1998             1997
OPERATING ACTIVITIES:
  Net income/(loss)                                                           $    110,632     $ (1,118,161)    $    (33,209)
  Adjustments to reconcile net loss to net cash provided from
      Operating activities:
      Provision for bad debt                                                          --             72,000          132,979
      Depreciation of property and equipment                                       778,175          803,484          805,745
      Amortization of intangible assets                                             24,972           24,972           24,971
      Amortization of other assets refinancing costs                                66,444           69,941           66,444
      Loss on disposal of assets                                                      --                568              --
      Unpaid interest on subordinated debt                                       1,034,285          724,780          826,695
      Change in assets and liabilities:
        Decrease in restricted cash                                                   --                415           11,940
        Decrease in accounts receivable                                            845,559           51,319        1,080,941
        (Increase)/decrease in inventories                                      (1,299,531)        (203,799)          98,470
        (Increase)/decrease in other current assets                                 (8,816)         129,175         (104,887)
        (Increase) in other assets, net of amortization expense                    (65,979)         (60,414)         (31,739)
        Increase/(decrease) in accounts payable                                    436,104         (116,199)         (83,314)
        (Decrease) in accrued expenses                                            (260,544)        (538,825)         530,519
        Increase in accrued interest payable                                        24,333           39,039           (2,707)
        (Decrease) in other current liabilities                                       --               --           (223,721)
                                                                              ------------     ------------     ------------
            Net cash provided/used by operating activities                       1,685,634         (121,705)       3,099,127
                                                                              ------------     ------------     ------------

INVESTING ACTIVITIES:
  Capital expenditures                                                            (230,178)        (208,833)        (315,641)
  Proceeds from sale of property and equipment                                        --              1,421             --
                                                                              ------------     ------------     ------------
            Net cash (used) for investing activities                              (230,178)        (207,412)        (315,641)
                                                                              ------------     ------------     ------------

FINANCING ACTIVITIES:
  (Payments)/borrowings under First National Bank
    of Boston revolving credit agreement, net                                     (307,079)       1,027,124       (2,577,682)
  Payments on First National Bank of Boston term note                             (550,000)        (400,000)        (300,000)
  Payments on CIT loan                                                            (337,721)        (307,993)        (280,881)
  Payments on subordinated debt                                                   (250,000)            --           (250,000)
  Principal payments under capital lease obligations                                  --               --            (56,885)
                                                                              ------------     ------------     ------------
            Net cash provided/(used) for financing activities                   (1,444,800)         319,131       (3,465,448)
                                                                              ------------     ------------     ------------

            Net increase/(decrease) in cash                                         10,656           (9,986)        (681,962)

  Cash at beginning of year                                                         17,338           27,324          709,286
                                                                              ------------     ------------     ------------
  Cash at end of year                                                         $     27,994     $     17,338     $     27,324
                                                                              ============      ============    =============
  CASH PAID INCLUDED THE FOLLOWING
    Interest                                                                  $  1,555,969     $    820,287     $    741,194

  SIGNIFICANT NONCASH TRANSACTIONS
    During the year the partnership engaged in the following
      significant noncash investing and financing transactions:
      Accrued interest converted to subordinated debt - related party         $    979,085          724,780          826,695


    The accompanying notes are an integral part of the financial statements.

HOWARD PRESS LIMITED PARTNERSHIP

NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

1.   THE PARTNERSHIP

     The Howard Press Limited Partnership (the "Partnership") operates principally in one industry and specializes in contractual commercial printing, kitting, warehousing, and distribution with approximately 70% of its volume procured by formal agreements. The customer base consists primarily of Fortune 500 companies in various industries and geographical areas.

     Howard Press Management Corp., the General Partner of the Partnership, was established to effect the acquisition, in July 1989, of the net assets of the Partnership by Berkshire Partners, Ltd., a Boston based venture capital group.

     PARTNERSHIP AGREEMENT
     On January 26, 1996, the Partnership amended and restated the partnership agreement. In conjunction with this amendment and restatement, the Berkshire Fund and certain individual partners of Berkshire assigned and transferred certain Class A limited partnership interests in the Partnership and 100% of the Class B limited partnership interest to Howard Press Management Corp. There was no consideration exchanged for this transfer. As a result of this transaction, the General Partner's share, which now includes 100% of the Class B units, has increased to 54.7% of the Class A units. The remaining 45.3% is owned by the Class A Limited Partners.

     Effective December 28, 1999, the Berkshire Fund sold and assigned its Class A equity interest in the Partnership to parties related to the principal shareholder of the General Partner. In consideration for Berkshire's assignment of their Class A shares, the Partnership repaid the $250,000 Series B Term loan plus accrued interest of $106,000. In order for the Partnership to repay the Series B Term Loan, the Partnership had to increase the promissory note to the principal shareholder. Berkshire also waived and canceled the remaining management fee of $360,000 that was outstanding at December 28, 1999.

     PUT OPTION FOR BERKSHIRE UNITS
     A put option was included in the January 26, 1996 amendment and restatement of the partnership agreement. This option states that at any time during the period commencing on January 26, 2001 and ending on January 26, 2002, Berkshire Partners shall have the right to cause the Partnership to purchase all or any portion of the Berkshire units at a price per unit equal to the fair market value of such put securities. The fair market value shall be determined by mutual agreement of the Partnership and Berkshire Partners. In connection with the December 28, 1999 Agreement the put option was canceled.

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     ORGANIZATION
     These financial statements are prepared in accordance with generally accepted accounting principles ("GAAP").

     Under the terms of the partnership agreement, profits and losses are to be allocated and distributed to partners in accordance with the methods used by the Partnership for Federal income tax purposes, which are different in certain respects from GAAP. The individual partners are responsible for the taxes on their share of earnings.

     As of July 1, 1989, the date of the acquisition, the purchase price was allocated to the underlying assets and liabilities based upon their respective estimated fair value as permitted by Emerging Issues Task Force
     (EITF) 88-16 "Basis in Leveraged Buyout Transactions". Under this pronouncement, the allocation of the excess of the purchase price over the book value of the net assets acquired was limited to approximately 80% of the purchase price; 80% representing the new controlling ownership interest. The amount by which the fair market value exceeded the historical cost of the net assets acquired attributable to the 20% continuing interest is $3,609,072. Such amount is recorded as a reduction of Partner Capital in the accompanying balance sheet.

     USE OF ESTIMATES
     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     INVENTORIES
     Inventory costs are determined by the use of the first-in, first-out method. Inventories are stated at the lower of cost or net realizable value.

     PROPERTY AND EQUIPMENT
     Property and equipment, acquired as part of the initial acquisition on July 1, 1989, is stated at its estimated fair value. Subsequent acquisitions are stated at cost. All property and equipment are depreciated over the estimated useful lives of the related assets. Leasehold improvements are amortized over the shorter of the estimated asset life or the remaining term of the associated lease. Depreciation is computed on the straight-line basis using useful lives ranging from 4 to 20 years.

     Maintenance and repairs are charged to operations when incurred. Betterments and renewals are capitalized. When property and equipment is sold or otherwise disposed of, the asset and related accumulated depreciation accounts are relieved and any gain or loss is included in income.

     INTANGIBLES
     Intangible assets consist of the costs allocated to goodwill arising as part of the acquisition discussed above. Goodwill is being amortized on a straight-line basis over thirty years.

     Amortization expense associated with goodwill amounted to $24,972 for each of the years ended December 31, 1999, 1998 and 1997.

     FINANCIAL INSTRUMENTS
     The financial instruments of the Partnership consist of cash, restricted cash, accounts receivable, accounts payable, accrued interest payable, long-term debt, and subordinated debt. At December 31, 1999, the carrying amounts of these financial instruments approximate their fair values.

     The following methods and assumptions were used by the Partnership in estimating fair values for financial instruments:

     CASH, RESTRICTED CASH, ACCOUNTS RECEIVABLE, ACCOUNTS PAYABLE AND ACCRUED INTEREST PAYABLE: The carrying amount approximates fair value because of the short maturity of these instruments.

     LONG-TERM DEBT, CAPITAL LEASE OBLIGATIONS, AND SUBORDINATED DEBT: The fair value is determined using the Partnership's current incremental borrowing rate for similar types of borrowing arrangements.

     REVENUE RECOGNITION
     Sales are recognized when title passes to the purchaser at the time goods are shipped.

3.   INVENTORIES

     Inventories at December 31 consisted of the following:

                                                                        1999                  1998

     Raw materials                                             $      1,069,313     $         883,328
     Work-in-process                                                    750,115               717,507
     Finished goods                                                   3,215,487             2,134,549
                                                               ----------------     -----------------
                                                               $      5,034,915     $       3,735,384
                                                               ================     =================

     Finished goods are produced only when a customer commits to purchase a specific quantity of business forms over a given period of time. Customers are invoiced for the merchandise when the items are shipped.

4.   PROPERTY AND EQUIPMENT

     Property and equipment at December 31 consisted of the following:


                                                                        1999                  1998

     Machinery and equipment                                   $      9,276,188     $       9,250,752
     Furniture and fixtures                                           1,459,653             1,280,405
     Leasehold improvements                                             792,051               792,052
     Vehicles                                                              --                  23,348
                                                               ----------------     -----------------
                                                                     11,527,892            11,346,557

     Less, accumulated depreciation and amortization                  7,315,609             6,586,278
                                                               ----------------     -----------------
                                                               $      4,212,283     $       4,760,279
                                                               ================     =================

     Depreciation expense was $778,175, $803,484 and $805,745 for the years ended December 31, 1999, 1998 and 1997, respectively.

5.   OTHER ASSETS

     Other assets at December 31 consist of the following:


                                                                        1999                  1998
     Split dollar insurance (see Note 9)                       $        153,594     $        139,375
     Refinancing costs, net of accumulated amortization
       of $402,228 and $335,784, respectively                             9,064               31,418
     Security deposits                                                   37,755               30,085
                                                               ----------------     ----------------
                                                               $        200,413     $        200,878
                                                               ================     ================

     During 1993, the Partnership refinanced its long-term debt, incurring $241,748 of refinancing costs which are being amortized over five years. During 1996, the Partnership incurred $90,454 of expenses in connection with a refinancing which is being amortized over five years.

6.   LONG-TERM DEBT

     Long-term debt consists of:


                                                                      1999                   1998
Revolving credit advances, bearing interest at prime
  plus a variable rate, ranging from .50% to 1% based upon
  the amount of advances which exceed the Partnership's
  asset borrowing base, is payable monthly. Prime was
  8.50% and  7.75% at December 31, 1999 and 1998,
  respectively. Advances, which are not to exceed
  $7,500,000, are based on a borrowing base equal to 80%
  of eligible accounts receivable plus 35% of eligible
  inventory. However, advances which exceed the
  Partnership's asset borrowing base, bear interest at
  prime plus 2.5%. The entire unpaid balance is due on
  April 30, 2001                                                   $  3,032,302         $  3,339,380

Term loan, bearing interest at prime plus a variable rate,
  ranging from 1% to 1.5% based upon the amount of advances
  which exceed the Partnership's asset borrowing base
  (prime was 8.5% and 7.75% at December 31, 1999 and 1998,
  respectively), is payable in quarterly installments through
  April 30, 2001                                                      1,250,000            1,800,000

The equipment loan, bearing interest at 9.25%, is
  collateralized by the Six Color Offset Press. This loan
  is payable monthly through February 28, 2002                          847,774            1,185,495
                                                                   ------------         ------------
                                                                      5,130,076            6,324,875
       Less, current maturities                                         970,320              937,722
                                                                   ------------         ------------
                                                                   $  4,159,756         $  5,387,153
                                                                   ============         ============

     The aggregate amount of debt, net of related party debt, maturing during the next three years is as follows:


       DECEMBER 31,
       2000                                                   $     970,320
       2001                                                       4,088,365
       2002                                                          71,391
                                                              -------------

                                                              $   5,130,076
                                                              =============

     The $7,500,000 revolving credit facility is with First National Bank of Boston. This credit facility is collateralized by the Partnership's assets and contains affirmative covenants including the maintenance of certain levels of cash flow to interest ratio. In addition, the Partnership is restricted as to the incurrence of additional indebtedness, discretionary capital expenditures, interest and principal payments on subordinated debt and certain other payments. The Partnership has $4,467,698 available under this facility at December 31, 1999.

7.   LEASE OBLIGATIONS

     The Partnership leases certain warehouse facilities, machinery and equipment and vehicles under operating leases. Future minimum lease payments for operating leases are as follows:

                                                                   OPERATING
       YEAR ENDED DECEMBER 31,                                      LEASES
       2000                                                      $     211,989
       2001                                                            159,190
       2002                                                            124,872
       2003                                                              1,221
                                                                 -------------

                                                                 $     497,272
                                                                 =============

     During the years ended December 31, 1999, 1998 and 1997, payments under these leases amounted to $201,222, $189,096 and $418,573, respectively.

8.   RELATED PARTY TRANSACTIONS

     LEASE OBLIGATIONS
     The Partnership leases some of its warehouse facilities, under operating leases, from companies affiliated with the General Partner. During the years ended December 31, 1999 and 1998, payments under these leases amounted to $230,310 and $460,620, respectively.

     SUBORDINATED DEBT
     Subordinated debt consists of:


                                                                    1999                    1998


     Series B Term Loan - Limited Partner                      $       --               $    250,000
     Promissory Note - Principal Shareholder
       of the General Partner                                    10,435,930                9,401,646
                                                               ------------             ------------
                                                               $ 10,435,930             $  9,651,646
                                                               ============             ============

     SERIES B TERM LOAN
     In 1993, Berkshire Partners, Ltd. acquired a $3,000,000 Series B Term Loan from Westinghouse Credit Corporation which bears interest at 10% and is payable in installments of $250,000. This agreement contains certain non-financial affirmative and negative covenants including a cross-default provision with The First National Bank of Boston agreement. In 1999, the principal shareholder of the General Partner paid off the remaining $250,000 plus accrued interest on the Series B Term Loan. In turn, the Partnership owes these monies to the principal shareholder of the General Partner at December 31, 1999 as part of the promissory note.

     PROMISSORY NOTE
     At the time of the July 1989 acquisition, the Partnership issued a $5,000,000, 10% subordinated promissory note to the principal shareholder of the General Partner. In 1993, the Partnership restructured the $5,000,000, 10% subordinated note to require principal payments to be made in $1,000,000 annual installments beginning June 1, 2000. In addition, during 1999 to 1993, the Partnership executed notes payable to the principal shareholder of the General Partner for all unpaid interest on the subordinated debt. Such unpaid interest aggregates $5,185,930 and $4,401,646 at December 31, 1999 and 1998, respectively, and is payable on June 1, 2004. The 1999 interest of $106,000 related to the repayment of Series B Term Loan owed to the principal shareholder of the General Partner is included in accrued interest payable. This note is subordinated to all other long-term debt instruments (Note 6) and to the Series B Term Loan and is subject to the provisions of these agreements. Repayment of the promissory note principal is being made at a rate of approximately $16,000 per month.

     SPLIT DOLLAR INSURANCE
     During 1999 and 1998, the Partnership paid insurance premiums of $14,219 and $26,000, respectively, for one and two shareholders of the General Partner, respectively. The Partnership is entitled to repayment of all premiums paid from the proceeds of the policies upon death of the policy holder or termination of the policy. The premiums are included in other assets at December 31, 1999 and 1998.

     MANAGEMENT FEE
     In connection with the 1996 refinancing, the Management Agreement and corresponding fee was terminated, with the Partnership agreeing to pay $540,000 of the incurred management fees. Payments are due in quarterly installments of $45,000 beginning in 1996. The balances of unpaid management fees at December 31, 1998 and 1997 were $360,000. This fee was waived and terminated effective with the December 28, 1999 Agreement.

9.   DEFINED CONTRIBUTION PLAN

     The Partnership has a 401(k) retirement plan covering all employees who have met certain service requirements. The Partnership is obligated to contribute to the plan 3% of the participants' salaries. Employees may contribute up to 15% of their compensation and the Partnership must match 25% of these voluntary contributions. The profit sharing expense for the year ended December 31, 1999, 1998 and 1997 was $308,550, $360,942 and
     $340,723, respectively.

10.  CONCENTRATIONS OF CREDIT RISK

     The Partnership provides credit, in the normal course of business, to its customers. The Partnership's five largest customers accounted for approximately 46%, 41% and 46% of net sales in 1999, 1998 and 1997, and 34% and 47% of gross accounts receivable at December 31, 1999 and 1998, respectively.

11.  ALLOCATION OF PARTNERSHIP PROFITS AND LOSSES

     Losses are allocated to the partners in proportion to and only to the extent of their positive capital account balances; any excess is allocated to the General Partner. Profits are distributed initially to the General Partner to the extent of previously allocated excess losses with any remaining portion being initially allocated to all partners to the extent of, and in proportion to, previously allocated losses and then in proportion to their positive capital account balances. At December 31, 1999 and 1998, the Partners' deficit has been allocated in total to the General Partner.

     (2) UNAUDITED FINANCIAL STATEMENTS AS OF MARCH 31, 2000 AND FOR THE THREE MONTHS ENDED MARCH 31, 2000 AND 1999

                         HOWARD PRESS LIMITED PARTNERSHIP
                                  BALANCE SHEET
                                 (IN THOUSANDS)



                                                                  MARCH 31, 2000
                                                                  --------------
                                                                     UNAUDITED
ASSETS
Current assets:
  Cash                                                            $           19
  Accounts receivable, net                                                 3,965
  Inventories, net                                                         4,937
  Other current assets                                                        98
                                                                  --------------
            Total current assets                                           9,019

Property and equipment, net                                                4,075
Intangibles                                                                  488
Other assets                                                                 192
                                                                  --------------
            Total assets                                          $       13,774
                                                                  ==============
LIABILITIES AND PARTNERS' DEFICIT
Current liabilities:
  Current maturities of long-term debt                            $        1,470
  Accounts payable                                                         1,610
  Accrued expenses                                                           665
  Other current liabilities                                                   14
                                                                  --------------
            Total current liabilities                                      3,759

Long-term debt, net of current maturities                                  3,361
Subordinated debt - related party                                         10,760
                                                                  --------------
            Total liabilities                                             17,880
                                                                  --------------
Partners' Deficit
  Partner contribution                                                     3,001
  Cumulative Losses                                                       (3,497)
  Acquisition accounting adjustment                                       (3,610)
                                                                  --------------
            Partners' deficit                                             (4,106)
                                                                  --------------
            Total liabilities and partners' deficit               $       13,774
                                                                  ==============

The accompanying notes are integral part of the financial statements.

                        HOWARD PRESS LIMITED PARTNERSHIP
                  STATEMENT OF OPERATIONS AND PARTNERS' DEFICIT
                                 (IN THOUSANDS)


                                                              THREE MONTHS ENDED MARCH 31,
                                                                 2000              1999
                                                              ----------------------------
                                                                       (UNAUDITED)
Sales, net                                                    $   6,301          $   6,751

Cost of goods sold                                                4,989              5,379
                                                              ---------          ---------
     Gross profit                                                 1,312              1,372

Selling, general and administrative expenses                      1,156              1,096
                                                              ---------          ---------
     Income from operations                                         156                276

Interest expense                                                    387                377

Other income                                                        106                103
                                                              ---------          ---------
     Net income/(loss)                                             (125)                 2

Partners' deficit, beginning of period                           (3,981)            (4,092)
                                                              ---------          ---------
     Partners' deficit, end of period                         $  (4,106)         $  (4,090)
                                                              =========          =========

The accompanying notes are an integral part of the financial statements.

                        HOWARD PRESS LIMITED PARTNERSHIP
                            STATEMENT OF CASH FLOWS
                                 (IN THOUSANDS)


                                                                          THREE MONTHS ENDED MARCH 31,
                                                                            2000                 1999
                                                                          ----------------------------
                                                                                   (UNAUDITED)
Operating activities:
  Net income/(loss)                                                       $ (125)              $    2
  Adjustments to reconcile net loss to net cash provided from
    Operating activities:
      Depreciation of property and equipment                                 183                  186
      Amortization of intangible assets                                        9                   23
      Change in assets and liabilities:
        Decrease in accounts receivable                                      368                  313
        (Increase)/decrease in inventories                                    98                 (704)
        (Increase) in other current assets                                   (61)                 (54)
        (Increase) in other assets, net of amortization expense                                   (39)
        Increase/(decrease) in accounts payable                             (159)                 156
        (Decrease) in accrued expenses                                      (169)                 (53)
        Increase in current maturity on LTD                                  500
        Decrease in other current liabilities                                130
                                                                          ------               ------
            Net cash provided/(used) by operating activities                 774                 (170)

Cash flows from investing activities:
  Capital expenditures                                                       (45)                 (34)
  Proceeds from sale of property and equipment                                42
                                                                          ------               ------
            Net cash (used) by investing activities                           (3)                 (34)

Cash flows from financing activities:
  Borrowing of long-term debt                                                                     396
  Payment on long-term debt                                                 (780)                (568)
                                                                          ------               ------
            Net cash (used) by financing activities                         (780)                (172)

            (Decrease) in cash and cash equivalents                           (9)                (376)

Cash and cash equivalents at beginning of period                              28                   17
                                                                          ------               ------
Cash and cash equivalents at end of period                                $   19               $ (359)
                                                                          ======               ======

The accompanying notes are an integral part of the financial statements.

                     NOTES TO UNAUDITED FINANCIAL STATEMENTS
                                   (UNAUDITED)

(1)  BASIS OF PRESENTATION

     The accompanying unaudited consolidated financial statements have been prepared in accordance with the rules and regulations of the Securities and Exchange Commission but do not include all of the information and footnotes required by generally accepted accounting principles for complete consolidated financial statements and should, therefore, be read in conjunction with the Company's audited financial statements and notes thereto as of December 31, 1999 and 1998 and for the three years in the period ended December 31, 1999. The accompanying statements include all normal recurring adjustments which the Company believes necessary for a fair presentation of the statements. The interim operating results are not necessarily indicative of the results for the full year.

(2)  INVENTORIES

     Inventories at March 31, 2000 consisted of the following (in thousands):


         Raw materials                                     $            815
         Work-in-process                                              1,111
         Finished goods                                               3,011
                                                           ----------------

                                                           $          4,937
                                                           ================

     Finished goods are produced only when a customer commits to purchase a specific quantity of business forms over a given period of time. Customers are invoiced for the merchandise when the items are shipped.

(3)  PROPERTY AND EQUIPMENT

     Property and equipment at March 31, 2000 consisted of the following (in thousands):


     Machinery and equipment                                                    $     9,269
     Furniture and fixtures                                                           1,503
     Leasehold improvements                                                             801
                                                                                -----------

                                                                                     11,573

     Less, accumulated depreciation and amortization                                  7,498
                                                                                -----------
                                                                                $     4,075
                                                                                ===========

     Depreciation expense was $183,000 for the three months ended March 31, 2000.

(4)  SUBSEQUENT EVENT

     On June 27, 2000, ImageX.com, Inc. completed the acquisition of certain assets and liabilities of Howard Press Limited Partnership. The acquisition was recorded by ImageX.com using the purchase method of accounting under APB Opinion No. 16. ImageX.com issued 212,623 shares of stock and $12.6 million in cash resulting in an aggregated purchase price of $19.3 million.

(b)  PRO FORMA FINANCIAL INFORMATION

     On June 27, 2000, ImageX.com, Inc. completed the acquisition of certain assets and liabilities of Howard Press Limited Partnership. The acquisition was recorded by ImageX.com using the purchase method of accounting under APB Opinion No. 16. ImageX.com issued 212,623 shares of stock and $12.6 million in cash resulting in an aggregated purchase price of $19.3 million.

     The unaudited pro forma condensed statements of operations are based on individual historical results of operations of ImageX.com, Inc., Fine Arts Engravers Company, Inc., Image Press, Inc., creativepro.com, Inc. and Howard Press Limited Partnership for the year ended December 31, 1999 and for the six months ended June 30, 2000, after giving effect to the acquisitions of Fine Arts Engravers Company, Inc., Image Press, Inc., creativepro.com, Inc. and Howard Press Limited Partnership as if they had occurred at the beginning of each period presented.

     Fine Arts Engravers Company, Inc. was acquired April 13, 1999 and Image Press, Inc. was acquired September 21, 1999. Their operations since those dates are included with those of ImageX.com. Financial information for Fine Arts Engravers Company, Inc. is included in Form S-1/A filed August 24, 1999, and financial information for Image Press, Inc. is included in Form 8-K/A filed November 15, 1999. Creativepro.com was acquired on June 21, 2000. Financial information for creativepro.com is included in Form 8-K/A filed September 1, 2000.

     The unaudited pro forma condensed statements of operations should be read in conjunction with the historical financial statements and notes thereto of ImageX.com, Inc. included in its 1999 annual report on Form 10-K and Howard Press Limited Partnership included herein. The pro forma adjustments and assumptions described in the accompanying notes to unaudited pro forma condensed statements of operations are based on estimates, evaluations, and other data currently available. The unaudited pro forma condensed statements of operations are presented for illustrative purposes only and are not necessarily indicative of results of operations that would have actually occurred had the acquisitions of Fine Arts Engravers Company, Inc., Image Press, Inc., creativepro.com, Inc. and Howard Press Limited Partnership been effected on the dates assumed.

     A pro forma balance sheet is included in ImageX.com's balance sheet as of June 30, 2000 on Form 10-Q for 2nd quarter of 2000 filed with the Securities and Exchange Commission on August 14, 2000 as ImageX.com's balance sheet reflects its acquisition of Howard Press.

              IMAGEX.COM, INC. AND HOWARD PRESS LIMITED PARTNERSHIP
             UNAUDITED PRO FORMA CONDENSED STATEMENTS OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 1999
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                      ImageX.com,          Prior   Howard Press     Pro Forma
                                                             Inc.   Acquisitions        Limited   Adjustments
                                                         (Actual)       (Note 1)    Partnership      (Note 2)    Pro Forma
                                                      --------------------------------------------------------------------
Revenue                                                   $11,499        $28,817        $29,121          $(37)     $69,400
Cost of sales                                               8,541          8,779         23,440            69       40,829
                                                      --------------------------------------------------------------------
    Gross profit                                            2,958         20,038          5,681          (106)      28,571

Operating expenses
  General and administrative                               11,002          4,257          2,817           648       18,724



  Sales and marketing                                       6,765         12,923          1,793                     21,481
  Product development                                       3,770          3,613                                     7,383
  Amortization of unearned compensation,
    goodwill, and other intangibles                         2,497                            91         5,793        8,381
                                                      --------------------------------------------------------------------
    Total operating expenses                               24,034         20,793          4,701         6,441       55,969

    Profit (Loss) from operations                         (21,076)          (755)           980        (6,548)     (27,399)

Interest income (expense)                                     241           (744)          (870)                    (1,373)

Provision for income tax                                                     (33)                                      (33)
                                                      --------------------------------------------------------------------
Net Loss                                                  (20,835)        (1,532)           111        (6,548)     (28,804)

Accretion of mandatorily redeemable convertible
  preferred stock                                             (84)                                                     (84)
                                                      -----------                                               ----------
Net Loss for common stock                                 (20,919)                                                 (28,888)
                                                      ===========                                               ==========
Basic and diluted net loss per share                        (3.07)                                                   (2.73)
                                                      ===========                                               ==========
Weighted-average shares outstanding                     6,805,098                                   3,792,774   10,597,872
                                                      ===========                                   =========   ==========

                         SIX MONTHS ENDED JUNE 30, 2000
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                                   Howard Press
                                                      ImageX.com,          Prior        Limited     Pro Forma
                                                             Inc.   Acquisitions    Partnership   Adjustments
                                                         (Actual)       (Note 1)   (5.9 Months)      (Note 2)    Pro Forma
                                                      --------------------------------------------------------------------
Revenue                                                   $12,702         $7,888        $13,185                    $33,775
Cost of sales                                               8,950          1,340         10,774                     21,064
                                                      --------------------------------------------------------------------
     Gross Profit                                           3,752          6,548          2,411                     12,711

Operating expenses
  General and administrative                               10,903          1,315          1,448           269       13,935
  Sales and marketing                                       9,303          5,080            893                     15,276
  Product development                                       3,548          1,735                                     5,283
  Amortization of unearned compensation,                    1,419                            17         2,657        4,093
    goodwill, and other intangibles
  In-process research and development                       1,062                                      (1,062)
                                                      --------------------------------------------------------------------
     Total operating expenses                              26,235          8,130          2,358         1,864       38,587

     Profit (loss) from Operations                        (22,483)        (1,582)            53        (1,864)     (25,876)

Interest income (expense)                                   2,175           (877)          (565)                       733

Provision for income tax                                                      (2)                                       (2)
                                                      --------------------------------------------------------------------
Net loss                                                 $(20,308)       $(2,461)         $(512)      $(1,864)    $(25,145)
                                                      ====================================================================

Basic and diluted net loss per share                        (0.97)                                                   (1.03)
                                                      ===========                                               ==========

Weighted-average shares outstanding                    20,888,692                                   3,554,574   24,443,266
                                                      ===========                                   =========   ==========

Note 1 - Prior Acquisitions

     The prior acquisitions column includes pro forma results of operations for 3.5 months of Fine Arts, 8.5 months of Image Press and 12 months of creativepro.com in 1999 and 5.7 months of creativepro.com in 2000 before they were acquired by ImageX.com. These pro forma results of operations are included here to reflect the impact of Fine Arts, and Image Press acquisitions as reported on the Current Report on Form 8-K/A filed on November 15, 1999, and creativepro.com acquisition, as reported on the Current Report on Form 8-K/A filed on September 1, 2000.

Note 2 -  Pro Forma Adjustments

     The unaudited statements of operations give effect to the following pro forma adjustments necessary to reflect the acquisitions of Fine Arts, Image Press, creativepro.com and Howard Press as if they had occurred at the beginning of each of the periods presented:

     (a) The amortization of goodwill is over a period of 10 years, and the amortization of other intangible assets range from 3 to 8 years. The pro forma adjustments of amortization of goodwill and intangible assets by acquisition for the six months ended June 30, 2000 and the year ended December 31, 1999 are as follows (in thousands):

                                            Six months ended                Year ended
                                              June 30, 2000              December 31, 1999
                                            -----------------            -----------------
            Fine Arts                                                        $      49
            Image Press                                                            231
            creativepro.com                   $   2,044                          4,301
            Howard Press                            613                          1,212
                                              ---------                      ---------
                                              $   2,657                      $   5,793
                                              =========                      =========

     (b) The pro forma adjustment to general and administrative expenses in 2000 and 1999 resulting from depreciation of internally developed software from creativepro.com acquisition is $269,000 and $617,000 respectively. The additional depreciation expense adjustments to cost of sales and general and administrative expenses in 1999 are for the increase in the value of acquired property and equipment of Fine Arts Engravers Company.

     (c) The unaudited pro forma statements of operations exclude the effect of the nonrecurring charge of $1,062,000 for purchased in-process research and development recorded by ImageX.com in second quarter of 2000 resulting from creativepro.com acquisition.

Note 3 - Pro Forma Net Loss Per Share

     Basic pro forma net loss per share is computed using the weighted average number of ImageX.com common shares outstanding during the period plus shares of ImageX.com Common Stock issued in connection with acquisitions of Fine Arts, Image Press, creativepro.com and Howard Press, excluding ImageX.com Common Stock subject to repurchase. Diluted pro forma earnings per share is computed using the weighted average number of common and common equivalent shares outstanding during the period plus shares of ImageX.com Common Stock and common equivalent shares assumed in connection with aforementioned acquisitions. ImageX.com Common Stock, options and warrants issued in connection with the acquisitions are assumed outstanding at the beginning of each of the periods. The combined Company had a pro forma net loss for all periods presented herein; therefore, none of the options and warrants outstanding during the periods presented were included in the computation of pro forma dilutive earnings per share as they were antidilutive.

(c)  EXHIBITS


     EXHIBIT NUMBER    DESCRIPTION
     --------------    -----------

           2.1         Purchase Agreement, dated June 15, 2000 among ImageX.com, Inc.,
                       Meadowlands Acquisition Corp., Howard Press Limited Partnership and the
                       partners thereof, individually.*

          23.1         Consent of PricewaterhouseCoopers, LLP, Independent Accountants.

          99.1         Press Release dated June 15, 2000.*

          99.2         Press Release dated June 27, 2000.*

     *Previously filed with the Original 8-K.

                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       IMAGEX.COM, INC.


Dated: September 7, 2000               By: /s/ Robin L. Krueger
                                       ------------------------
                                       Robin L. Krueger
                                       Chief Financial Officer

                               INDEX TO EXHIBITS

EXHIBIT NUMBER    DESCRIPTION
--------------    -----------
     2.1          Purchase Agreement, dated June 15, 2000 among ImageX.com, Inc., Meadowlands
                  Acquisition Corp., Howard Press Limited Partnership and the partners thereof, individually.*

    23.1          Consent of PricewaterhouseCoopers, LLP, Independent Accountants.

    99.1          Press Release dated June 15, 2000.*

    99.2          Press Release dated June 27, 2000.*

*Previously filed with the Original 8-K.